EXHIBIT 3.2.3

                                 EKCO GROUP, LLC

                       LIMITED LIABILITY COMPANY AGREEMENT


     This Limited Liability Company Agreement, dated as of January 28, 2003 (this "Agreement"), of EKCO Group, LLC, a Delaware limited liability company
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(the  "Company"),  is  hereby  entered  into  by and between the Company and WKI
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Holding  Company,  Inc.,  a  Delaware  corporation  (the  "Sole  Member").
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1.          FORMATION.  The  Company  was formed pursuant to the requirements of the Delaware Limited Liability Company Act (6 Del. C. Sections 18-101, et. seq.) (the "Act") with the filing of its Certificate of Formation
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     conforming  to the requirements of the Act with the office of the Secretary of  State  of  the  State  of  Delaware  on  January  28,  2003.

2.          NAME.  The  name  of  the  Company  shall  be  EKCO  Group,  LLC.

3. PURPOSE. The purpose of the Company shall be to engage in any lawful business permitted under the Act and other applicable law.

4. REGISTERED AGENT. The address of the Company's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Company's registered agent at such address is The Corporation Trust Company.

5. SOLE MEMBER; ADDITIONAL MEMBERS. The name and mailing address of the Sole Member is as follows:

          WKI Holding Company, Inc.
          11911 Freedom Drive, Ste. 600
          One Fountain Square
          Reston, VA  20190

          The Company shall admit such additional members as shall be determined from time to time by the Sole Member.

6. MEMBERSHIP INTERESTS; CERTIFICATES. Each member's interest in the Company shall be specified on the Schedule of Members attached hereto as
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     Exhibit  A, and identified and held as units of membership interests of the
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     Company  ("Units").  The Company shall issue certificates for such Units to
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     each  member  of  the Company in a form determined by the Company, and such
     Units shall be "securities," as defined in Article 8, Section 8-102(a)(15) of the Uniform Commercial Code as adopted and in effect in the State of Delaware, and shall be governed by such Article in all respects.

7. MANAGEMENT. Except as provided in Section 8, the management, control and operation of the business and affairs of the Company shall be vested exclusively with the


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     Sole  Member.  The  Sole  Member  shall  be  a "manager" of the Company for purposes of the Act. The Sole Member may exercise all powers of the Company and do all such lawful acts and things as are not prohibited by the Act. No officer or employee of the Company shall perform any act knowingly in violation of an unrevoked action of the Sole Member taken in accordance with the terms hereof.

8. OFFICERS. Subject to direction of the Sole Member, the day-to-day administration of the business of the Company may be carried out by employees and agents who may be designated as officers by the Sole Member, with titles that may include but are not limited to "president," "vice president," "treasurer," "assistant treasurer," "secretary," "assistant secretary," "general manager," "managing officer," "general counsel," "officer" and "chief financial officer," as and to the extent authorized by the Sole Member. The officers of the Company shall have such titles and powers and perform such duties as shall be determined from time to time by the Sole Member, and, subject to direction by the Sole Member, otherwise as shall customarily pertain to such offices. The initial officers of the Company are as listed on Exhibit B to this Agreement. The officers of the
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     Company  shall hold office until their successors are appointed by the Sole
     Member, unless the Sole Member specifies otherwise. Any officer elected or appointed by the Member may be removed at any time and any vacancy occurring in any office of the Company may be filled by the Sole Member, in its sole and absolute discretion. Any number of offices may be held by the same person.

9. TERM; DISSOLUTION. The Company shall have perpetual existence, unless sooner dissolved as hereinafter provided. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) the written consent of the Sole Member and (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

10. INITIAL CAPITAL CONTRIBUTION. The Sole Member agrees to contribute to the Company as its initial capital contribution $100, in cash, and no other property.

11. ADDITIONAL CONTRIBUTIONS. The Sole Member, and any other members hereafter admitted may, but shall not be required to, make additional capital contributions to the Company.

12. ALLOCATION OF PROFITS AND LOSSES. The Company's profits and losses shall be allocated to the Sole Member.

13. DISTRIBUTIONS. Distributions shall be made to the Sole Member in the aggregate amounts, and at the times, determined by the Sole Member.

14. LIMITATION OF LIABILITY. Except as provided in the Act or as such member shall expressly agree in writing, no member of the Company shall be obligated personally for any debt, obligation or liability of the Company or of any other member solely by reason of being a member of the Company. In no event shall any member or former member (i) be obligated to make any capital contribution or payment to or on behalf of the Company or (ii) have any liability to return distributions received by such member from the


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     Company,  in  each  case,  except  as  such member shall expressly agree in writing  or  as  may  be  required  by  applicable  law.

15. TAX MATTERS. The Sole Member intends that the Company be disregarded as a separate entity for all federal income tax purposes.

16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

17. AMENDMENTS. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Sole Member.

     IN WITNESS WHEREOF, the undersigned have duly executed this Limited Liability Company Agreement as of January 28, 2003.

                                             THE COMPANY:

                                             EKCO GROUP, LLC

                                             By:  WKI Holding Company, Inc.,
                                                  its Sole Member


                                             By:  /s/ Raymond J. Kulla
                                             Printed Name:  Raymond J. Kulla
                                             Title: Vice President and Secretary


                                             THE SOLE MEMBER:

                                             WKI HOLDING COMPANY, INC.


                                             By:  /s/ Raymond J. Kulla
                                             Printed Name:  Raymond J. Kulla
                                             Title: Vice President and Secretary


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                                    Exhibit A
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                               Schedule of Members
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WKI Holding Company, Inc.     100 Units



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                                    Exhibit B
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                         Initial Officers of the Company
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WKI Holding Company, Inc.       Manager
James A. Sharman                President & Chief Executive Officer
Martin C. Straube               VP, Supply Chain Operations
Joseph W. McGarr                Senior VP & Chief Financial Officer
Catherine Freeman               Vice President, Finance
Raymond J. Kulla                VP, Secretary & General Counsel
John Sorensen                   Vice President, Treasurer
Philomena A. Burke              Assistant Secretary


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